Exhibit 5

                         [LETTERHEAD OF STOEL RIVES LLP]


                                                 February 15, 2000



THCG, Inc.
650 Madison Avenue, 21st Floor
New York, New York 10022

              Re:     THCG, Inc. Registration Statement on Form S-8
                      ---------------------------------------------

Ladies and Gentlemen:

         We have acted as Utah counsel to THCG, Inc. (formerly known as Walnut Financial Services, Inc.), a Utah corporation (the "Registrant"), in connection with certain matters related to the preparation and filing by the Registrant of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 8,035,684 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), to be issued by the Registrant.

         In connection with the preparation of this opinion letter and as the basis for the opinion set forth below (the "Opinion"), we have made such investigations of the laws of the State of Utah as we have deemed relevant and necessary, and we have examined such documents as we have deemed relevant and necessary, including the following:

         (a) a photocopy of The 1999 Walnut Financial Services, Inc. Stock Incentive Plan (the "1999 Plan"), certified as of January 31, 2000 by Shai Novik, the corporate secretary of the Registrant;

         (b) a photocopy of The 2000 THCG, Inc. Stock Incentive Plan and the THCG, Inc. 2000 Employee Stock Purchase Plan (collectively, the "2000 Plans"), certified as of February 15, 2000 by Shai Novik, the corporate secretary of the Registrant;

         (c) a photocopy of the separate executed Stock Option Grant Agreements entered into by the Registrant and each of the participants in the 1999 Plan whose names are set forth in Part I of Schedule A attached hereto and a photocopy of the form of Stock Option Grant Agreement to be entered into by the Registrant and any participant in the 1999 Plan after the date hereof (collectively, the "1999 Plan Option Agreements");

         (d) a photocopy of the resolutions of the board of directors of the Registrant relating to the adoption of the 1999 Plan and the grant of options thereunder, certified as of January 31, 2000 by Shai Novik, the corporate secretary of the Registrant (the "1999 Plan Resolutions");

         (e) a photocopy of the resolutions of the board of directors of the Registrant relating to the adoption of the 2000 Plans and the grant of options thereunder, certified as of February 15, 2000 by Shai Novik, the corporate secretary of the Registrant (the "2000 Plans Resolutions");

         (f) a photocopy of the Walnut Capital Corporation 1987 Stock Option Plan (the "1987 Plan") and of the Amendment to Walnut Capital Corporation 1987 Stock Option Plan (the "Amendment to 1987 Plan" and, collectively with the 1987 Plan, the "Amended 1987 Plan");

         (g) a photocopy of the Stock Option Agreements entered into by Walnut Capital Corporation or Walnut Financial Services, Inc. (as the case may be) and each of the participants in the Amended 1987 Plan whose names are set forth in Part II of Schedule A attached hereto (collectively, the "Amended 1987 Plan Option Agreements");

         (h) a photocopy of the NFS Services, Inc. 1994 Stock Incentive Plan (the "1994 Plan");

         (i) a photocopy of the Amended and Restated Walnut Financial Services, Inc. 1994 Stock Incentive Plan (the "Amended and Restated 1994 Plan ");

         (j) a photocopy of the unexecuted Minutes of the Board of Directors Meeting of Walnut Financial Services, Inc. held on October 8, 1997 regarding adoption of the Amended and Restated 1994 Plan (the "Amended and Restated 1994 Plan Resolutions");

         (k) a photocopy of the executed Report and Certification of Inspectors of Election regarding approval by the shareholders of the Amended and Restated 1994 Plan at the annual meeting of the shareholders of Walnut Financial Services, Inc. held on December 18, 1997 (the "Certification of Inspectors of Election");

         (l) a photocopy of the Stock Option Agreements entered into by Walnut Financial Services and each of the participants in the Amended and Restated 1994 Plan whose names are set forth in Part III of Schedule A attached hereto (collectively, the "Amended and Restated 1994 Plan Option Agreements");

         (m) a photocopy of the resolutions of the board of directors of the Registrant relating to the granting of certain stock options (not granted under but subject to the terms of the 1999 Plan) to the individuals whose names are set forth in Part IV of Schedule A attached hereto (the "Non-Plan Option Resolutions");

         (n) a photocopy of the form of Stock Option Grant Agreement to be entered into by the Registrant and the individuals whose names are set forth in
Part IV of Schedule A attached hereto (the "Non-Plan Option Agreements"); and

         (o) a photocopy of the Certification of Inspector of Election regarding the voting at the Special Meeting of Stockholders of Walnut Financial Services, Inc. held on November 1, 1999.

      For purposes of this opinion letter, the following terms and phrases have the following meanings:

                  (i) "internal laws of the State of Utah" means the laws of the State of Utah, excluding any provisions of Utah law that might require the application of the law of any state or jurisdiction other than the State of Utah.

                  (ii) "laws of the State of Utah" or "Utah law" means and is limited to the present published statutes of the State of Utah, the administrative rules and regulations of agencies of the State of Utah as contained in the present published Utah Administrative Code, and the present published decisions of the Utah Court of Appeals and the Utah Supreme Court.

         Based solely upon the examination described above, and subject to the assumptions, qualifications, limitations and exceptions set forth in this opinion letter, we are of the opinion that upon the issuance of the Shares, following (i) the granting of the restricted stock and the exercise of the options, both in accordance with the 1999 Plan and the 2000 Plans; (ii) the exercise of the options in accordance with the Amended 1987 Plan, the Amended and Restated 1994 Plan and the Non-Plan Option Resolutions applicable to any such Shares; and (iii) the delivery of and payment for the Shares in accordance with the terms stated in the 1999 Plan Resolutions, the 1999 Plan, the 2000 Plans, the 2000 Plans Resolutions, the Amended 1987 Plan, the Amended and Restated 1994 Plan, the Non-Plan Option Resolutions, the 1999 Plan Option Agreements, the Amended 1987 Plan Option Agreements, the Amended and Restated 1994 Plan Option Agreements and the Non-Plan Option Agreements applicable to any such Shares, the Shares will be validly issued, fully paid and nonassessable.

         The Opinion is predicated upon and is limited by the matters set forth in the Opinion and is further subject to the qualifications, exceptions, assumptions, and limitations set forth below:

         A. The Opinion is subject to the approval of the 2000 Plans by the shareholders of the Registrant as required by each of the 2000 Plans, respectively.

         B.       In rendering the Opinions, we have assumed that:

                  (i) The photocopy of the Amended 1987 Plan and the photocopy of the Amended and Restated 1994 Plan provided to us are each a true, correct and complete copy of the respective plan.

                  (ii) Neither the Amended 1987 Plan nor the Amended and Restated 1994 Plan has been rescinded, amended or modified in any respect.

                  (iii) The photocopy of the 1994 Plan described above is a true, correct and complete copy of such plan prior to its amendment by the Amended and Restated 1994 Plan.

                  (iv) The 1994 Plan has not been rescinded, amended or modified in any respect other than pursuant to the Amended and Restated 1994 Plan.

                  (v) The Amendment to the 1987 Plan was duly approved by the board of directors and the shareholders of Walnut Capital Corporation.

                  (vi) Each of the following were duly approved by the board of directors of the proper predecessor to the Registrant: (a) the Amended 1987 Plan Option Agreements, the options granted in connection therewith and the issuance of any shares to be made thereunder; (b) the Amended and Restated 1994 Plan Option Agreements, the options granted in connection therewith and the issuance of any shares to be made thereunder; (c) the 1994 Plan; and (d) the Amended and Restated 1994 Plan Resolutions.

                  (vii) The Certification of Inspectors of Election accurately reflects the events that transpired and the results of the voting at the special meeting of shareholders described therein.

          C.      The Opinion is subject to the following:

                  (i) The Opinion is limited to the laws of the State of Utah. We express no opinion as to local laws, federal laws or the laws of any other state or country.

                  (ii) Our duties and responsibilities with respect to this opinion letter shall at all times and in all respects be governed by and construed solely in accordance with the internal laws of the State of Utah.

         D. We have not passed upon or considered, and for purposes of the Opinion we have assumed (to the extent applicable), (i) the genuineness of all signatures, (ii) the conformity to the original documents of all photocopies or facsimile copies submitted to us, whether certified or not, and (iii) the authenticity of all documents submitted to us as originals.

         E. The Opinion is limited to that expressly stated and no other opinions should be implied.

      We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                Very truly yours,


                               /s/ Stoel Rives LLP
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